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Exhibit 99.1

TOM BROWN, INC. AND TOM BROWN RESOURCES FUNDING CORP.
ANNOUNCE EXPIRATION OF CONSENT SOLICITATION

        DENVER, June 28, 2004—Tom Brown, Inc. ("TBI") and Tom Brown Resources Funding Corp. ("TBRFC" and, together with TBI, "Tom Brown") today announced that the previously announced consent solicitation commenced in connection with the tender offer for their 225,000 outstanding units (the "Units") expired at 5:00 p.m., New York City time, on June 25, 2004 (the "Consent Date"). Each Unit consists of $512 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBI and $488 principal amount of 7.25% Senior Subordinated Notes due September 15, 2013 of TBRFC (the "Notes"). Tom Brown has accepted for purchase approximately 215,700 Units, representing approximately 96% of the total Units outstanding as of the Consent Date. Holders who validly tendered Units prior to the Consent Date will receive a consent payment of $30 per Unit tendered (the "Consent Payment"), representing $30 per $1,000 principal amount of the Notes comprising a Unit, in addition to the tender offer consideration. The total consideration payable to the holders who validly tendered Units as of the Consent Date is $1,136.53 per Unit. As previously announced and described in Tom Brown's Offers to Purchase and Consent Solicitation Statement, dated June 14, 2004 (the "Statement"), initial settlement and payment for Units validly tendered as of the Consent Date is expected to be made on Monday, June 28, 2004.

        As of the Consent Date, Tom Brown had received the consent of holders of a majority in principal amount of the outstanding Notes comprising the Units to amend the indentures governing the Notes and the Units as proposed in the Statement. As more fully described in the Statement, the proposed amendments eliminate certain provisions contained in the indentures relating to restrictive covenants, events of default, and conditions to defeasance.

        The tender offer will expire at 12:00 midnight, New York City time, on July 12, 2004, unless extended or terminated by Tom Brown. Holders who validly tender their Units after the Consent Date but before the expiration of the tender offer will not receive the Consent Payment, and will receive payment of the tender offer consideration of $1,106.53 per Unit on the final settlement date following expiration of the tender offer.

        Merrill Lynch & Co. is acting as the sole dealer manager for the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation should be directed to Merrill Lynch & Co. at (888) ML4-TNDR or (212) 449-4914 (collect).

        The information agent and the depositary for the tender offer, consent solicitation and change of control offer is Global Bondholder Services Corporation. Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 873-7700 (banks and brokers may also call (212) 430-3774).

        This news release is not an offer to purchase securities, a solicitation of an offer to purchase securities, an offer to sell securities, or a solicitation of consents. The tender offer is being made and the consent solicitation was made solely by the Statement.

        For inquiries about the tender offer or consent solicitation, please contact the information agent:

    Global Bondholder Services Corporation
    65 Broadway—Suite 704
    New York, New York 10006
    Attn: Corporate Actions
    Banks and Brokers call: (212) 430-3774
    Toll free: (866) 873-7700

About Tom Brown

        Tom Brown, Inc. is a Denver, Colorado based energy company engaged in the exploration for, and the acquisition, development, production and marketing of natural gas, natural gas liquids and crude oil in North America. Tom Brown Resources Funding Corp. is a direct wholly owned subsidiary of TBI.

        For inquiries about Tom Brown, please contact:

    Tom Brown, Inc.
    Mark Burford
    Director of Investor Relations
    (303) 260-5146

        Certain statements in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of Tom Brown to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, risks and uncertainties detailed in TBI's most recent filings with the Securities and Exchange Commission. Visit our website at www.tombrown.com.

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TOM BROWN, INC. AND TOM BROWN RESOURCES FUNDING CORP. ANNOUNCE EXPIRATION OF CONSENT SOLICITATION